EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of KeyCorp:

Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601
Form S-3 No. 333-76619
Form S-3 No. 333-272573
Form S-8 No. 333-49609
Form S-8 No. 333-70669
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-112225
Form S-8 No. 333-167093
Form S-8 No. 333-188703
Form S-8 No. 333-208272
Form S-8 No. 333-231689
Form S-8 No. 333-256086
Form S-8 No. 333-271833
Form S-8 No. 333-295901

of our report dated February 23, 2026 (except for Note 23 and Note 25, as to which the date is June 3, 2026), with respect to the consolidated financial statements of KeyCorp included in this Current Report on Form 8-K

Ernst & Young
Cleveland, Ohio
June 3, 2026